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                                                                     EXHIBIT 5.1


                                 June 10, 1998


Primus Telecommunications Group, Incorporated
1700 Old Meadow Road
McLean, VA 22102

          Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

          We have acted as special counsel to Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to shares of common stock, par value $.01 per share, of the Company (the "Common Stock") which may be issued pursuant to the Primus Telecommunications Group, Incorporated-TresCom International Stock Option Plan (the "Plan"), as more fully described in the Registration Statement.

          In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation of the Company, the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein.
We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the Delaware General Corporation Law.
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          In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

          On the basis of the foregoing, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Form S-8 Registration Statement of the Company relating to issuance of the Shares and to the reference of this firm under the caption "Interests of Named Experts and Counsel" in such Registration Statement. However, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                 Very truly yours,



                                 /s/ PEPPER HAMILTON LLP